Mattersight
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Mattersight Q1 2013 Earnings Webinar May 8, 2013 Confidential & Restricted © 2013 Mattersight Corporation Exhibit 99.2

Safe Harbor Language
During today’s call we will be making both historical and forward-looking statements in order to help you better understand our business. These forward-looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives.  Any forward-looking statements speak only as of today’s date.  In addition, these forward-
looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year ended December 31,
2012, our quarterly reports on Form 10-Q, as well as our press release issued earlier today.
Mattersight Corporation undertakes no obligation to publicly update or revise any forward-looking statements in this call.  Also, be advised that this call is being recorded and is copyrighted by Mattersight
Corporation.
Confidential & Restricted © 2013 Mattersight Corporation

Summary

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Converted 2 significant pilots in Q1
•
Signed 3 pilots in Q1 (including one of the world’s three largest technology companies)
•
Signed 4 pilots to date in Q2 and we have a record 23 pilots in progress
•
Predictive Routing is hot
•
Very encouraging progress building a partner channel
•
Significantly reducing expenses and expanding gross margins
•
Delays in the ACA project are impacting our revenue outlook
•
Continue to expect to achieve Adjusted EBITDA profitability by
Q4
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Q1 Highlights
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2 Pilot Conversions
DeVry – enhance the student experience
Insurance client converted a pilot to enhance the customer experience and predict / improve Net Promoter Score
®
of each call
•
Revenue
Subscription revenue up 4% from Q4
Overall revenue down 1% from Q4 due to lower deployment revenue
•
Record Gross Margins
Q1 overall GM was 66%, up ~500 bps from Q4
Q1 subscription GM was 74%, up ~500 bps from Q4
•
Backlog / Bookings
Backlog decreased to $79.5M from $89.1M in Q4
•
The partial cancellation of a contract received in June due to budget constraints
Added $6.7M TCV and $2.4m ACV in incremental contracts
Highest quarter of ‘new’ ACV in 7 quarters

Net Promoter, NPS, and Net Promoter Score are trademarks of Satmetrix Systems,
Inc., Bain & Company, Inc., and Fred Reichheld, used under license.
Confidential & Restricted © 2013 Mattersight Corporation

Pipeline Update, Predictive Routing, Partner and ACA
Update

•
Pilot Update
– Signed 3 pilots in Q1, including a pilot with one of the world’s 3 largest technology companies
– Signed 4 pilots Q2 to date, including 2 routing pilots
– Currently have a record 23 active pilots in progress
– The estimated initial conversion value of these pilots would create annual incremental contract value (ACV) of approximately $10 million to $12 million
•
Predictive Routing
– Pipeline grew by approximately 4X  from ~15 to ~60 accounts in Q1
– Very impressive initial deployment results
• 18% decrease in talk time for an HMO
• 1 minute (~11%) reduction in talk time for a second HMO
• 14% increase in sales conversion rate for a Pharmaceutical Company
•
Partners
– Routing message strongly resonates with Call Center Systems Integrators
– Signed 3 partners to date (~150 installed accounts)
– Expect to have 5-6 partners signed by end of Q2 (~300+ installed accounts)
– Partners registered 12 leads in the last 30 days
•
ACA
– Our partner has been selected to provide ACA customer care service
– They are in discussions with the government on the bid award and their contract
– We expect to get clarity on this project by the end of June
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Expense Reductions
•
Reduced total expenses by 10-12% in Q1 which will be
visible in Q2 results
•
Expect to further reduce expenses by 4-5% sequentially by
Q3
•
These expense reductions will enable us to drive significant operating leverage as revenues grow

Confidential & Restricted © 2013 Mattersight Corporation

Business Outlook
•
Q2 Revenue Discussion
Q2 revenues will be impacted by previously discussed
reductions in backlog
Delays in ACA project
•
Q2 Revenue Guidance
We currently expect Q2 subscription revenues will be
approximately 10% lower than Q1
•
Q3 / Q4 Revenue Outlook
Looking out to Q3 and Q4, we expect revenues, separate from
our business related to the ACA, will grow 8% - 10%
sequentially each quarter

Confidential & Restricted © 2013 Mattersight Corporation

Summary
•
The addition of routing and predictive models has created a
unique and very valuable position for us
•
Our routing message is resonating with both major accounts
and SMBs
•
Routing is shortening sales cycles
•
Rapidly building a partner channel
•
Our cost structure is being reduced so that a lift in revenues will drive significant operating leverage

Confidential & Restricted © 2013 Mattersight Corporation

9 Thank You • Kelly Conway 847.582.7200 • Mark Iserloth 312.454.3613 kelly.conway@mattersight.com mark.iserloth@mattersight.com Confidential & Restricted © 2013 Mattersight Corporation